As filed with the Securities and Exchange Commission on June 15, 2012

Registration No.: 333‑153796

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST‑EFFECTIVE AMENDMENT NO. 9
to
Form F‑3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ASIA PACIFIC WIRE & CABLE CORPORATION LIMITED

(exact name of registrant as specified in its charter)

Bermuda (state or other jurisdiction of incorporation or organization)	3357 (Primary Standard Industrial Classification Code Number)	None (I.R.S. Employer Identification No.)

7/Fl. B, No. 132, Sec. 3
Min‑Sheng East Road
Taipei, 105, Taiwan
Republic of China
Tel: 886‑2‑2712‑2558
(address and telephone number of registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
Tel: 302‑738‑6680
(name, address and telephone number of agent for service)

Copies to:
Michael J. Hagan, Esq.
Thompson Hine LLP
335 Madison Ave, Floor 12
New York, New York 10017
Tel: 212‑344‑5680

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☑

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post‑effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post‑effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering	Aggregate	Amount of
Securities to be Registered	Registered(1)	Price per Unit(2)	Offering Price	Registration Fee
CoCommon Shares	2,766,154	$4.13	$11,424,216.02	$448.97

(1)

Pursuant to Rule 416(a) of the Securities Act, this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from splits, dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act based on the average of the bid and asked prices of the Common Shares on the Over‑the‑Counter Bulletin Board on September 30, 2008.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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*EXPLANATORY NOTE

     Since the Registration Statement on Form F‑1 (File No. 333‑153796) (the “Original Registration Statement”) was declared effective by the Securities and Exchange Commission on March 11, 2009, the Registrant has become eligible to use Form F‑3.  Post‑Effective Amendment No. 8 to Form F‑1 on Form F‑3 (the “Post‑Effective Amendment No. 8”), declared effective by the Commission on September 7, 2011, was filed to, among other things, convert the Original Registration Statement into a Registration Statement on Form F‑3.

     No additional securities are being registered under this Post‑Effective Amendment No. 9.  All filing fees payable in connection with the registration for resale by the selling shareholders, from time to time, of up to 2,766,154 Common Shares were previously paid in connection with the filing of the Original Registration Statement.

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DATED                     , 2012

PROSPECTUS

Asia Pacific Wire & Cable Corporation Limited

2,766,154 Common Shares

     This prospectus relates to the resale, from time to time, by the selling shareholders named in this Prospectus of up to 2,766,154 Common Shares in the aggregate.  The registration of these Common Shares does not necessarily mean that the selling shareholders will offer or sell all or any portion of their respective Common Shares.  The selling shareholders may offer to sell their respective Common Shares at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.  For more information on the sale of the Common Shares by the selling shareholders, please see the section entitled “Plan of Distribution” of this Prospectus.

     Our Common Shares currently trade on the NASDAQ, Capital Markets Tier, under the symbol “APWC.”

     Investing in these securities involves a high degree of risk.  See the risk factors beginning on page 4 for a discussion of information that should be carefully considered before investing in these securities.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus.  Any representation to the contrary is a criminal offense.

     Please read this Prospectus carefully.  You should rely only on the information contained in this Prospectus.  We have not authorized anyone to provide you with information different from that contained in this Prospectus.

The date of this Prospectus is                     , 2012.

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v

About this Prospectus

     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission covering the Common Shares offered by the selling shareholders, which registration statement on Form F‑1 became effective on March 11, 2009.  As described in our Explanatory Note above, Post‑Effective Amendment No. 8, which was declared effective by the Commission on September 7, 2011, was filed to, among other things, convert the registration statement on Form F‑1 into a registration statement on Form F‑3.  We believe we continue to satisfy the requirements to use Form F‑3 to maintain the registration of our Common Shares covered by this registration statement.  This prospectus does not contain all information contained in the registration statement, certain parts of which are omitted in accordance with the Securities and Exchange Commission’s rules and regulations.  Statements made in this Prospectus as to the contents of any other document (including any exhibits to the registration statement) are not necessarily complete.  You should review the document itself for a thorough understanding of its contents.  The registration statement and any amendments thereto can be read and reviewed at the Securities and Exchange Commission’s web site located at http://www.sec.gov, or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

     This prospectus is based on information provided by us and other sources that we believe to be reliable.  This prospectus summarizes certain documents and other information, and we refer you to them for a more complete understanding of what we discuss in this Prospectus.

     You should rely only on the information contained in this Prospectus.  We have not authorized any person to provide you with additional or different information.  If anyone provides you with additional, different or inconsistent information, you should not rely on it.

     You should not assume that the information contained in this Prospectus is accurate as of any date other than the date appearing on the front cover of this Prospectus.  Our business, financial condition, results of operations and prospects may have changed since that date.

     You should not consider any information included in this Prospectus to be investment, legal or tax advice.  You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding any purchase of Common Shares.  We are not making any representation to any offeree or purchaser of the Common Shares regarding the legality of an investment in the Common Shares by that offeree or purchaser under applicable investment or similar laws.

     You must comply with all applicable laws and regulations in force in any jurisdiction in which you purchase, offer or sell the Common Shares or possess this Prospectus.  Because the laws of certain jurisdictions may restrict the distribution of this Prospectus and the offer and sale of the Common Shares, you must inform yourself about, and observe, these restrictions.  You must obtain any consent, approval or permission required for your purchase, offer or sale of the Common Shares under the laws and regulations in force in any jurisdiction to which you are subject or in which you make any purchases, offers or sales.

     We are not making an offer to sell, or a solicitation of an offer to buy, any of the Common Shares to any person in any jurisdiction except where such an offer or solicitation is permitted.

     This prospectus contains figures in U.S. Dollars.  Unless otherwise specified, all references in this Prospectus to “Thailand” are to the Kingdom of Thailand, all references to “Singapore” are to The Republic of Singapore, all references to “Taiwan” are to Taiwan, The Republic of China, all references to “China” are to The People’s Republic of China, all references to “Australia” are to the Commonwealth of Australia and all references to the “U.S.” are to the United States of America.

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Cautionary Statement Concerning Forward‑Looking Statements

     This Prospectus contains forward‑looking statements.  Forward‑looking statements give our current beliefs or expectations or forecasts of future events.  You can identify these statements by the fact that they do not relate strictly to historical or current facts.  Such statements may include words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance.

     Such statements are not promises or guarantees and are subject to a number of known and unknown risks and uncertainties that could cause our future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward‑looking statements.  Important factors that could cause or contribute to such differences include our ability to maintain and develop market share for our products; global, regional or national economic and financial conditions, including events such as the financial crisis that commenced in 2008 and the consequent economic recession, and their individual or collective impact on demand for our products and services; the introduction of competing products or technologies; our inability to successfully identify, consummate and integrate acquisitions; our potential exposure to liability claims; the uncertainty and volatility of the markets in which we operate; changes in laws or regulations applicable to us in the markets in which we conduct business; the availability and price of copper, our principal raw material; our ability to negotiate extensions of labor agreements on acceptable terms and to successfully deal with any labor disputes; our ability to service, and meet all requirements under, our debt, and to maintain adequate credit facilities and credit lines; our ability to make payments of interest and principal under our existing and future indebtedness; our ability to increase manufacturing capacity and productivity; the fact that we have operations outside the United States that may be materially and adversely affected by acts of terrorism, war and political and social unrest, or major hostilities; increased exposure to political and economic developments, crises, instability, terrorism, civil strife, expropriation and other risks of doing business in foreign markets; economic consequences arising from natural disasters and other similar catastrophes, such as floods, earthquakes, hurricanes and tsunamis; the fact that Asia Pacific Wire & Cable Corporation Limited (“APWC” or the “Company”) is a holding company that depends for income upon distributions from operating subsidiaries, most of which are not wholly‑owned and for which there may be restrictions on the timing and amount of distributions; price competition and other competitive pressures; the impact of climate change on our business and operations and on our customers; our ability to avoid limitations on utilization of net losses for income tax purposes; fluctuations in currency, exchange and interest rates, operating results and the impact of technological changes and other factors that are discussed in this Prospectus and in our other filings made with the Securities and Exchange Commission (the “SEC” or the “Commission”).

     In particular, these statements include, among other things, statements relating to:

•	our business strategy;
•	our prospects for future revenues and profits in the markets in which we operate;
•	the impact of political, legal or regulatory changes or developments in the markets in which we do business;
•	our dependence upon the level of business activity and investment by our customers for the generation of our sales revenue;
•	the fact that our Common Shares are now traded on a national exchange in the United States;
•	our dependence on a limited number of suppliers for our raw materials and our vulnerability to fluctuations in the cost of our raw materials; and
•	our liquidity.

      We undertake no obligation to update any forward‑looking statements or other information contained in this Prospectus, whether as a result of new information, future events or otherwise, except as required by law.  You are advised, however, to consult any additional disclosures we make in our filings with the SEC.  Also note that we provide a cautionary discussion of risks and uncertainties under the “Risk Factors” section beginning on page 4 of this Prospectus.  These are factors that we think could cause our actual results to differ materially from expected results.  Other factors besides those listed there could also adversely affect us.

     This discussion is permitted by the Private Securities Litigation Reform Act of 1995.

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PROSPECTUS SUMMARY

About Asia Pacific Wire & Cable Corporation Limited

     Asia Pacific Wire & Cable Corporation Limited was formed on September 19, 1996 as a Bermuda exempted limited liability company under the Bermuda Companies Act, 1981, as amended.

     The Company is principally engaged in the manufacture and distribution of telecommunications (copper and fiber optic) and power cable and enameled wire products in the Asia Pacific region, primarily in Singapore, Thailand, Australia and China.  The Company manufactures and distributes its own wire and cable products and also distributes wire and cable products manufactured by its principal shareholder, Pacific Electric Wire & Cable Company Limited, a Taiwanese company (“PEWC”).  The Company also provides project engineering services in the supply, delivery and installation (“SDI”) of power cables to certain of its customers.

     PEWC currently owns beneficially 65.6% of the issued and outstanding Common Shares of the Company.  MSD Credit Opportunity Master Fund, L.P. (“COF”) currently owns beneficially 9.8% of the issued and outstanding Common Shares of the Company.  SOF Investments, L.P., a Delaware limited partnership (“SOF”), an affiliate of COF, transferred its shares to COF effective July 1, 2011 and COF assumed all of the rights and obligations of SOF under the Amended and Restated Shareholders Agreement.  The remaining 24.6% of the issued and outstanding Common Shares are publicly traded on the NASDAQ, Capital Markets Tier (the “NASDAQ”), in the United States under the trading symbol “APWC.”

Corporate Information

     Our principal executive offices are located at 7/Fl.  B, No. 132, Sec. 3, Min‑Sheng East Road, Taipei, 105, Taiwan, Republic of China.  Our telephone number is 886‑2‑2712‑2558 and our fax number is 886‑2‑2712‑3557.  Further information on the Company is also available on our website at http://www.apwcc.com.  Unless specifically provided herein, we do not intend for the information on our website to be incorporated by reference in this Prospectus.

Number of Shares Being Offered

     This prospectus relates to the resale, from time to time, by the selling shareholders named in this Prospectus of up to 2,766,154 Common Shares in the aggregate (the “Offering”).  The registration of these Common Shares does not necessarily mean that the selling shareholders will offer or sell all or any portion of their respective Common Shares.  The selling shareholders may offer to sell their respective Common Shares being offered in this Prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.  The Company will not receive any of the proceeds of the Offering.  For more information on the sale of the Common Shares by the selling shareholders, please see the section entitled “Plan of Distribution” of this Prospectus.

Number of Shares Outstanding

     There were 13,830,769 Common Shares issued and outstanding as of the date of this Prospectus.  Our Common Shares currently trade on the NASDAQ under the symbol “APWC.”

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RISK FACTORS

     An investment in the Common Shares of the Company is speculative and involves a high degree of risk.  Therefore, you should not invest in our Common Shares unless you are able to bear a loss of your entire investment.  You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 20‑F, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus or any applicable prospectus supplement.  The risks so described are not the only risks facing our Company.  Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.  Our business, financial condition and results of operations could be materially adversely affected by any of these risks.  The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

OFFER STATISTICS AND EXPECTED TIMETABLE

     The 2,766,154 Common Shares offered by this Prospectus are being registered on behalf of the selling shareholders named in this Prospectus.  The selling shareholders may offer to sell the Common Shares being offered in this Prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.  For more information on the sale of the Common Shares by the selling shareholders, please see the section entitled “Plan of Distribution” of this Prospectus.

     The Common Shares offered by this Prospectus may be sold from time to time following the effective date of the registration statement of which this Prospectus is a part.

CAPITALIZATION AND INDEBTEDNESS

     The following table sets forth our capitalization and indebtedness as of December 31, 2011 and March 31, 2012 (in thousands):

	As of December 31,	As of March 31,
	2011	2012
	Audited	Unaudited
Short‑term debt*
Bank loan	$13,886	$14,290
Trust receipts	38,927	25,222
	52,813	39,512
Short‑term loan from related parties (unsecured)	1,732	1,732
Total short‑term debt	54,545	41,244
Shareholders’ equity
Common stock, $0.01 par value:
Authorized shares — 50,000,000 shares; issued and outstanding shares — 13,830,769 shares	138	138
Additional paid‑in capital	111,541	111,541
Retained earnings	34,545	35,378
Accumulated other comprehensive loss	281	3,886
Total shareholders’ equity	146,505	150,943
Total capitalization	201,050	192,187

*

Certain short‑term debt is collateralized by the Company’s land, buildings, machinery and equipment and a pledge of no fewer than 112 shares of Charoong Thai Wire and Cable Limited and short‑term deposits. Corporate guarantees have also been issued by the Company and one of its subsidiaries.

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REASONS FOR THE OFFER AND USE OF PROCEEDS

     The Common Shares offered by this Prospectus are being registered for the account of the selling shareholders named in this Prospectus.  As a result, all proceeds from the sales of the Common Shares will go to the selling shareholders and we will not receive any proceeds from the resale.  We will, however, incur all costs associated with this Prospectus and the registration statement of which this Prospectus forms a part.

HISTORICAL TRADING INFORMATION

     From March 26, 1997 through December 31, 2001, the Company’s Common Shares were listed and traded on the New York Stock Exchange (the “NYSE”) under the symbol “AWC.” Prior to such listing, there was no public market for the Company’s equity securities.

     The Company’s Common Shares were subsequently delisted from the NYSE in the first quarter of 2002 and were traded on the Over‑the‑Counter Bulletin Board (the “OTC BB”), which is an electronic quotation service for trading of shares of over‑the‑counter securities among market makers who are members of FINRA (the Financial Industry Regulatory Authority).  The Company was not in a position to make the filing of its 2004 annual report on a timely basis.  After the expiration of an automatic grace period, on August 29, 2005 the OTC BB delisted the Company for failure to remain current in the filing of its periodic reports.  The Company relisted on the OTC BB in April 2008 under the symbol “AWRCF.” Until that relisting on the OTC BB, the Common Shares were traded on the Pink Sheets.

     Effective as of April 29, 2011, the Common Shares of the Company were listed on the NASDAQ and currently trade under the symbol “APWC.”

     The high and low sales price for Common Shares on the Pink Sheets (from 2006 until April 2008), again on the OTC BB (from April 2008 to April 2011) and then on the NASDAQ (since April 29, 2011) for each period specified are as follows:

	Price per Share ($)
	High	Low
Five most recent full financial years:
2007	7.19	2.50
2008	6.45	0.80
2009	3.39	0.50
2010	7.85	2.20
2011	7.05	2.50
Two most recent full financial years:
2010
First Quarter	3.00	2.20
Second quarter	3.40	2.46
Third quarter	5.25	2.94
Fourth quarter	7.85	4.70
2011
First quarter	7.05	4.50
Second quarter	6.85	3.50
Third Quarter	4.98	2.82
Fourth Quarter	3.25	2.50

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	Price per Share ($)
	High	Low
Most recent six months:
December 2011	3.01	2.65
January 2012	3.50	2.85
February 2012	3.53	3.09
March 2012	3.47	3.06
April 2012	3.36	3.00
May 2012	3.28	2.80

PLAN OF DISTRIBUTION

     This prospectus relates to the offer and sale of Common Shares by the selling shareholders named herein.  We will bear all costs, expenses and fees in connection with the registration of the securities offered by this Prospectus, other than brokerage commissions and similar selling expenses, if any, attributable to the sale of securities offered hereby by the selling shareholders which will be borne by the selling shareholders.  Sales of the securities offered hereby may be effected by the selling shareholders from time to time in one or more types of transactions (which may include block transactions) on the NASDAQ at prevailing market prices, in the over‑the‑counter market, in negotiated transactions, through put or call options transactions relating to the shares offered hereby, through short sales of the shares offered hereby, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices.  These prices will fluctuate based on the demand for the shares and other factors, including general market conditions.  Such transactions may or may not involve brokers or dealers.  The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker‑dealers regarding the sale of their respective securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the securities offered hereby by the selling shareholders.

     A selling shareholder may from time to time pledge or grant a security interest in some or all of the Common Shares owned by it and offered by this Prospectus and, if such selling shareholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Common Shares from time to time under this Prospectus after we have filed an amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending the list of selling shareholders to include the pledgee, transferee or other successor‑in‑interest as a selling shareholder under this Prospectus.  A selling shareholder also may transfer the Common Shares in other circumstances, in which case the donees, transferees, pledgees or other successors‑in‑interest will be the selling beneficial owners for purposes of this Prospectus and may sell the Common Shares from time to time under this Prospectus after we have filed an amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of shareholders to include the donee, transferee, pledgee or other successor‑in‑interest as a selling shareholder under this Prospectus.  Upon our being notified by a selling shareholder that a pledgee or donee intends to sell Common Shares, a supplement to this Prospectus will be filed.  As used herein, “selling shareholders” includes any such pledgees, donees, transferees or other successors‑in‑interests selling Common Shares received after the date of this Prospectus from the named selling shareholders and, unless otherwise permitted pursuant to the Securities Act, named in the list of selling shareholders included in an amendment to this Prospectus filed under Rule 424(b)(3) or other applicable provisions of the Securities Act.

     The selling shareholders may enter into hedging transactions with broker‑dealers or other financial institutions.  In connection with such transactions, broker‑dealers or other financial institutions may engage in short sales of the securities offered hereby or of securities convertible into or exchangeable for such securities in the course of hedging positions they assume with the selling shareholders.  The selling shareholders may also enter into options or other transactions with broker‑dealers or other financial institutions which require the delivery to such broker‑dealers or other financial institutions of the securities offered by this Prospectus, which securities such broker‑dealer or other financial institution may resell pursuant to this Prospectus, as amended or supplemented to reflect such transaction.

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     The selling shareholders may effect these transactions by selling the securities offered hereby directly to purchasers or to or through broker‑dealers, which may act as agents or principals.  Such broker‑dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of the securities offered hereby for whom such broker‑dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker‑dealer might be in excess of customary commissions).

     The selling shareholders and any broker‑dealers that act in connection with the sale of the securities offered hereby might be deemed to be “underwriters” within the meaning of Section 2 (11) of the Securities Act, and any commissions received by such broker‑dealers and any profit on the resale of the securities offered hereby sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.  The selling shareholders may agree to indemnify any agent, dealer or broker‑dealer that participates in transactions involving sales of the securities offered hereby against certain liabilities, including liabilities arising under the Securities Act.

     Because the selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling shareholders may be subject to the prospectus delivery requirements of the Securities Act.  We have informed the selling shareholders that the anti‑manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may apply to their sales in the market.

     The selling shareholders also may resell all or a portion of the securities offered hereby in open market transactions in reliance upon Rule 144 under the Securities Act, provided that the criteria set forth in Rule 144 are fulfilled and complied with.

     Upon our being notified by a selling shareholder that any material arrangement has been entered into with a broker‑dealer for the sale of shares offered hereby through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this Prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

•	the name of the selling shareholder and of the participating broker‑dealer(s);

•	the number and type of securities involved;

•	the initial price at which such securities were sold;

•	the commissions paid or discounts or concessions allowed to such broker‑dealer(s), where applicable;

•	that such broker‑dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus; and

•	other facts material to the transaction.

     To the extent required, we will use our best efforts to file one or more supplements to this Prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this Prospectus or any material change to such information.

SELLING SHAREHOLDERS

The table below sets forth the following information:

•	the name and address of the selling shareholders;

•	the number of Common Shares beneficially owned as of June 1, 2012;

•	the percentage of outstanding Common Shares beneficially owned as of June 1, 2012;

•	the number of Common Shares being offered under this Prospectus;

•	the number of Common Shares that the selling shareholders will beneficially own assuming the sale of all of the Common Shares offered by this Prospectus; and

•	the percentage of our outstanding Common Shares that the selling shareholders will beneficially own assuming the sale of all of the Common Shares offered by this Prospectus.

7

     The selling shareholders may sell all, some or none of their respective Common Shares in this Offering.

Securities Beneficially
	Securities Beneficially	Securities	Owned upon
Name and Address	Owned as of June 1, 2012	Being Offered	Completion of Offering
Pacific Electric Wire & Cable Company Limited (1) No. 95, Section 2 Dunhua South Road Taipei, 106 Taiwan, Republic of China	9,075,354 Common Shares (65.6% of the total issued and outstanding Common Shares)	1,410,739 Common Shares (10.2% of the total issued and outstanding Common Shares)	7,664,615 Common Shares (55.4% of the total issued and outstanding Common Shares)

MSD Credit Opportunity Master Fund, L.P.(2) 645 Fifth Avenue, 21st Floor New York, New York 10022	1,355,415 Common Shares (9.8% of the total issued and outstanding Common Shares)	1,355,415 Common Shares (9.8% of the total issued and outstanding Common Shares)	None

(1)

PEWC owns 1,410,739 shares directly and owns its remaining shares indirectly, as a result of PEWC’s control of its direct wholly‑owned subsidiary, Moon View Ventures Limited, a British Virgin Islands company, which beneficially owns 7,007,948 Common Shares, and as a result of PEWC’s control of its indirect wholly‑owned subsidiary, Pacific Holdings Group, a Nevada corporation, which beneficially owns 656,667 Common Shares.

(2)

MSD Credit Opportunity Master Fund, L.P. is the record and direct beneficial owner of the securities. MSDC Management, L.P. is the investment manager of, and may be deemed to have or share voting and dispositive power over, and/or beneficially own securities owned by, MSD Credit Opportunity Master Fund. MSDC Management (GP), LLC is the general partner of, and may be deemed to have or share voting and dispositive power over, and/or beneficially own securities owned by, MSDC Management, L.P. Each of Glenn R. Fuhrman, John C. Phelan and Marc R. Lisker is a manager of MSDC Management (GP) and may be deemed to have or share voting and/or dispositive power over, and beneficially own, the common shares beneficially owned by MSDC Management. Each of Mr. Fuhrman, Mr. Phelan and Mr. Lisker disclaim beneficial ownership of such common shares, except to the extent of the pecuniary interest of such person in such shares.

COF obtained its shares by way of a transfer from its affiliate, SOF Capital, L.P. (“SOF”), which acquired 2,766,154 Common Shares of the Company from Sino‑JP Fund Co., Ltd. on June 28, 2007 in consideration for a purchase price of $11,756,154.50.  On that same day, the Company entered into a shareholders agreement with SOF and PEWC.  On March 27, 2009, SOF sold 1,410,739 Common Shares, constituting 51% of the Common Shares held by it, to PEWC in consideration for a purchase price of $6,557,149.  On that same day, the Company entered into an Amended and Restated Shareholders Agreement with PEWC and SOF.  COF has executed a Shareholders Joinder dated as of July 1, 2011 to such Amended and Restated Shareholders Agreement.

Each of COF and PEWC may be considered an “underwriter” within the meaning of the Securities Act.  Each of COF and PEWC has informed the Company that it is not a registered broker‑dealer and that it is not an affiliate of a registered broker‑dealer.

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DILUTION

     The Common Shares to be sold by the selling shareholders are Common Shares that are currently issued and outstanding.  Accordingly, there will be no dilution to the existing shareholders.

EXPENSES

     All expenses of this Prospectus and the registration statement of which this Prospectus forms a part, including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.  Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the Common Shares will be borne by the selling shareholders, the purchasers participating in such transaction, or both.  We have incurred, or will incur, the following estimated expenses in connection with the sale of the securities covered by this Prospectus:

SEC registration fee	$500
Accounting fees and expenses	$57,500
Legal fees and expenses	$485,000
Printing fees and expenses	$60,000
Blue sky fees	$5,000
Miscellaneous	$1,000
Total	$609,000

LEGAL MATTERS

     The Company is represented by its U.S. counsel, Thompson Hine LLP, with respect to U.S. federal law matters.  The validity of the Common Shares that are the subject of the Offering has been passed upon by Appleby, the Company’s Bermuda counsel.

EXPERTS

     The consolidated financial statements of the Company appearing in the Company's Annual Report (Form 20-F) for the year ended December 31, 2011 have been audited by Ernst & Young, an independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

MATERIAL CHANGES

     On March 17, 2011, Crown Century Holdings Limited (“CCH HK”), a wholly‑owned subsidiary of the Company, and the Company, as Guarantor, entered into a $14,000,000 Term Loan Facility Agreement with Bangkok Bank Public Company Limited, Hong Kong Branch (the “CCH HK Loan Agreement”).  Amounts borrowed will be used for CCH HK’s general working capital requirements and to fund a loan from CCH HK to Ningbo Pacific Cable Co. Ltd. (“NPC”), a telecommunications cable manufacturing joint venture located in Ningbo Yin County, Zhejiang Province in eastern China, in which the Company owns a 94.31% interest.  NPC will use funds borrowed from CCH HK to finance construction of new workshops and to purchase new machinery and equipment.  APWC determined that it would be in its best interests to negotiate certain revisions to several of the financial covenants in the CCH HK Loan Agreement. Bangkok Bank/HK Branch has provided to APWC draft amendments to the CCH HK Loan Agreement, which APWC is in the process of reviewing and approving. The Company believes that the proposed draft amendments address satisfactorily the issues with certain financial covenants in the current loan agreement and the Company anticipates that it will be able to finalize an amended and restated CCH HK Loan Agreement in fairly near future. The Company is otherwise proceeding with its development and expansion plan for the NPC facility.

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information that you can find in the registration statement.  Some parts of the registration statement are omitted from the Prospectus in accordance with the rules and regulations of the SEC.  The statements we make in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete.  With respect to each such document filed as an exhibit to the registration statement or incorporated by reference, you should refer to the exhibit for a more complete description of the matter involved.  The registration statement may be read and copied at the SEC’s Public Reference Room as indicated above.

     We are subject to the informational requirements of the Exchange Act as applicable to foreign private issuers.  Accordingly, we file annual and current reports and other information with the SEC.

     We customarily solicit proxies by mail; however, as a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing disclosure and procedural requirements for proxy solicitations.  Also, our officers, directors and principal shareholders are exempt from the reporting and short‑swing profit recovery provisions contained in Section 16 of the Exchange Act and the rules thereunder, with respect to their purchases and sales of securities.  In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.

     You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Further information on the operation of the SEC’s Public Reference Room can be obtained by calling the SEC at 1‑800‑SEC‑0330.  The SEC also maintains a website that contains reports, information statements and other materials filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System.  This system can be accessed at http://www.sec.gov.  You can find reports and other information that we file electronically with the SEC by reference to our corporate name or to our CIK number, 0001026980.  In addition, similar information concerning us can be inspected and copied at the offices of the Bermuda Registrar of Companies, and Computershare Limited (our U.S. transfer agent), in Jersey City, New Jersey.  Further, we provide access to documents publicly‑filed with the SEC on our website located at http://www.apwcc.com.

     The SEC allows us to incorporate by reference the information we file with it.  This means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be a part of this Prospectus, except if it is superseded by information in this Prospectus.  We incorporate by reference the documents listed below and all amendments or supplements we have filed to such documents:

      •  Our annual report on Form 20‑F for the year ended December 31, 2011, and the exhibits thereto (except where indicated that such exhibits shall not be deemed “filed” with the Securities and Exchange Commission), filed on April 30, 2012.

      •  Those exhibits indicated to be incorporated by reference are found in the exhibit table set forth below.

      •  All subsequent annual reports on Form 20‑F, and any report on Form 6‑K that so indicates it is being incorporated by reference, before the time that all of the securities offered by this Prospectus have been sold or de‑registered.

     Each person, including any beneficial owner, to whom a Prospectus is delivered, may request, at no cost to the requester, a copy of any documents incorporated by reference herein, excluding any exhibit, unless we have specifically incorporated by reference such requested exhibit, by writing, e‑mailing or telephoning us at:

Asia Pacific Wire & Cable Corporation Limited http://www.apwcc.com
7/Fl. B, No. 132, Sec.3
Min‑Sheng East Road
Taipei, 105, Taiwan
Republic of China
Attention: Daphne Hsu
Tel: 886‑2‑2712‑2558 (extension 11)
E‑mail: daphne.hsu@apwcc.com

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ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

     We are incorporated in and organized pursuant to the laws of Bermuda.  In addition, all of our directors, officers and experts named in this registration statement reside outside the United States and our material assets are located outside the United States.  As a result, it may be difficult for investors to effect service of process within the United States upon such persons or to realize against them in courts of the United States upon judgments predicated upon civil liabilities under the United States federal securities laws.  Also, we have been advised by our legal counsel in Bermuda, Appleby, that there is doubt as to the enforcement in Bermuda, in original actions or in actions for enforcement of judgments of United States courts, of liabilities predicated upon U.S. federal securities laws, although Bermuda Courts will enforce foreign judgments for liquidated amounts in civil matters subject to certain conditions and exceptions.

     Additionally, there is uncertainty as to whether the courts of Taiwan would (i) recognize or enforce judgments of United States courts obtained against the Company or its directors, officers and experts named in this Prospectus predicated upon the civil liability provisions of U.S. federal securities laws and (ii) entertain original actions brought in Taiwan against the Company or its directors, officers and experts named in this Prospectus predicated upon the U.S. federal securities laws.  Any final judgment obtained against the Company or its directors, officers and experts named in this Prospectus in any court other than a court located in Taiwan in respect of any legal suit or proceeding will be enforced by the courts of Taiwan without further review of the merits only if the Taiwan court in which enforcement is sought is satisfied that:

•	The court rendering the judgment had jurisdiction over the subject matter according to the laws of Taiwan;

•	The judgment and the court procedure resulting in the judgment were not contrary to the public order or good morals of Taiwan;

•

If the judgment was rendered by default by the court rendering the judgment and (i) we or such persons were duly served within a reasonable time in the jurisdiction of such court in accordance with the laws and regulations of such jurisdiction or (ii) process was served on us or such persons with the judicial assistance of the courts of Taiwan; and

•	Judgments of the courts of Taiwan would be recognized and enforceable in the jurisdiction of the court rendering the judgment on a reciprocal basis.

     A party seeking to enforce a foreign judgment in Taiwan would, except under limited circumstances, be required to obtain foreign approval from the Central Bank of China for the remittance out of Taiwan of any amounts recovered in respect of such judgment denominated in a currency other than New Taiwan Dollars.

     Due to the foregoing restrictions in Bermuda and Taiwan, shareholders may encounter more difficulties in enforcing their rights and protecting their interests in the face of actions taken by management, the Board of Directors or controlling shareholders than they would if the Company were organized under the laws of the United States or one of the states therein, or if the Company had material assets located within the United States or some of the directors and officers were resident within the United States.

     We obtained all the approvals and permits required under applicable law for the distribution of the securities and for the publication of this Prospectus.  The securities are not being distributed in any jurisdiction where the offer is not permitted.

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ASIA PACIFIC WIRE & CABLE CORPORATION LIMITED

PROSPECTUS

2,766,154 COMMON SHARES

You should rely only on the information incorporated by reference or provided in this Prospectus.  We have not authorized anyone to provide you with different information.  We are not making any offer to sell or buy any of the securities in any state where the offer is not permitted.  You should not assume that the information in this Prospectus is accurate as of any date other than the date that appears below.

______________, 2012

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

     The Bermuda Companies Act, 1981, as amended, (the “Companies Act”) requires every officer, including directors, of a company, in exercising powers and discharging duties, to act honestly in good faith with a view to the best interests of the company, and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.  The Companies Act further provides that any provision, whether in the bye‑laws of a company or in any contract between the company and any officer or any person employed by the company as auditor, exempting such officer or person from liability, or indemnifying him against any liability which by virtue of any rule of law would otherwise attach to him, in respect of any fraud or dishonesty of which he may be guilty in relation to the company, shall be void.

     Our Bye‑laws provide that every director, officer and committee member shall be indemnified out of our funds against all civil liabilities, loss, damage or expense including liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable, incurred or suffered by him as director, officer or committee member; provided that the indemnity contained in the Bye‑laws will not extend to any matter which would render it void under the Companies Act as discussed above.

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Exhibits and Financial Statement Schedules

     The following is a list of exhibits filed as a part of this registration statement:

Exhibit	Description
3.1

Memorandum of Association of Asia Pacific Wire & Cable Corporation Limited (incorporated by reference to Exhibit 1.1 of the Company’s annual report on Form 20‑F filed with the Securities and Exchange Commission on June 21, 2001).

3.2

Third Amended and Restated Bye-Laws of Asia Pacific Wire & Cable Corporation Limited (incorporated by reference to Exhibit 1.2 of the Company’s annual report on Form 20-F filed with the Securities and Exchange Commission on April 30, 2012).

5

Opinion of Appleby regarding the legality of the Common Shares and certain corporate matters (filed with Amendment Number 4 to Form F‑1 filed with the Securities and Exchange Commission on March 11, 2009).

10.1

Amended and Restated Shareholders’ Agreement dated March 27, 2009 (incorporated by reference to Exhibit 3.4 of the Company’s Post‑Effective Amendment No. 1 to Form F‑1 filed with the Securities and Exchange Commission on April 2, 2009).

10.2

Joinder of MSD Credit Opportunity Master Fund, L.P. to Amended and Restated Shareholders’ Agreement dated July 1, 2011 (incorporated by reference to Exhibit 3.5 of the Company’s Post-Effective Amendment No. 8 to Form F-1 on Form F-3 filed with the Securities and Exchange Commission on August 31, 2011).

10.3	Composite Services Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Form F‑1 filed with the Securities and Exchange Commission on November 13, 1996).
10.4	Indemnification Agreement dated November 6, 1996 (incorporated by reference to Exhibit 10.2 of the Company’s Form F‑1 filed with the Securities and Exchange Commission on November 13, 1996).
10.5

Agreement for the Sale and Purchase of (i) Shares in Crown Century Holdings Limited and (ii) Shareholder’s Loan (incorporated by reference to Exhibit 5.1 of the Company’s annual report on Form 20‑F filed with the Securities and Exchange Commission on July 1, 2002).

10.6

Settlement Agreement between Set Top International Inc. (Party A) and Pacific Electric Wire and Cable Co., Ltd. and Asia Pacific Wire and Cable Corporation Ltd. (Party B) (Translation) (incorporated by reference to Exhibit 4.4 of the Company’s annual report on Form 20‑F filed with the Securities and Exchange Commission on July 7, 2004).

10.7

Settlement Agreement between Asia Pacific Wire & Cable Corporation, Ltd. and Sino‑JP Fund Co., Ltd. (incorporated by reference to Exhibit 4.5 of the Company’s annual report on Form 20‑F filed with the Securities and Exchange Commission on November 9, 2007).

10.8

Termination Agreement between Pacific Electric Wire & Cable Co., Ltd. and Chiao Tung Bank (incorporated by reference to Exhibit 4.6 of the Company’s annual report on Form 20‑F filed with the Securities and Exchange Commission on November 9, 2007).

10.9	Summaries of Joint Venture Agreements (incorporated by reference to Exhibit 10.7 of the Company’s Amendment No. 1 to Form F‑1 filed with the Securities and Exchange Commission on November 26, 2008).
10.10

Term Loan Facility Agreement between Crown Century Holdings Limited and Bangkok Bank Public Company Limited, Hong Kong Branch dated March 17, 2011 (incorporated by reference to Exhibit 10.8 of the Company’s Post-Effective Amendment No. 8 to Form F-1 on Form F-3 filed with the Securities and Exchange Commission on August 31, 2011).

21

List of significant subsidiaries (see Note 1 to the consolidated financial statements incorporated by reference to the Company’s annual report on Form 20‑F filed with the Securities and Exchange Commission on May 14, 2010).

23.1	Consent of Ernst & Young (filed herewith).
23.2	Consent of Appleby (included in Exhibit 5).

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Undertakings

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post‑effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post‑effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     Provided however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post‑effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     (2) That, for the purpose of determining any liability under the Act, each such post‑effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post‑effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To file a post‑effective amendment to the registration statement to include any financial statements required by item 8.A. of Form 20‑F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post‑effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, a post‑effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of such Act or Rule 3‑19 of Regulation S‑X (if then in effect) if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F‑3.

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     (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a‑3 or Rule 14c‑3 under the Exchange Act; and where interim financial information required to be presented by Article 3 of Regulation S‑X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F‑3 and has duly caused this Post‑Effective Amendment No. 9 to its Form F‑3 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Taipei, Taiwan, R.O.C., on June 14, 2012.

Asia Pacific Wire & Cable Corporation Limited
By:	/s/ Yuan Chun Tang
	Name:	Yuan Chun Tang
	Title:	Chief Executive Officer

     By executing his name hereto, Mr. Yuan Chun Tang is signing this document on behalf of those persons who duly executed the power of attorney filed as part of the Form F‑1 with the Securities and Exchange Commission on October 2, 2008 or filed as part of any post‑effective amendment thereto and also on behalf of those persons who have duly executed the power of attorney granted below and filed as part of this post‑effective amendment to the registration statement on Form F‑3 (as converted from Form F‑1) being filed with the Securities and Exchange Commission on the date hereof.

     KNOW ALL MEN BY THESE PRESENTS, each director and officer whose signature appears below constitutes and appoints Yuan Chun Tang his true and lawful attorney‑in‑fact and agent, with full power of substitution and re‑substitution, to sign in any and all capacities any and all amendments or post‑effective amendments to this Registration Statement on Form F‑1 and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting such attorney‑in fact and agent full power and authority to do all such other acts and execute all such other documents as he may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming that such attorney‑in fact and agent may lawfully do or cause to be done by virtue hereof.

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Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on the dates and in the capacities indicated.

Signature	Title	Date
/s/ Yuan Chun Tang	Chief Executive Officer, Director	October 2, 2008
Yuan Chun Tang

/s/ Frank Tseng	Chief Financial Officer	June 25, 2010
Frank Tseng

/s/ Daphne Hsu	Financial Controller	October 2, 2008
Daphne Hsu

/s/ Andy C.C. Cheng	Director and Chairman of the Board	October 2, 2008
Andy C.C. Cheng

/s/ Fang Hsiung Cheng	Director	October 2, 2008
Fang Hsiung Cheng

/s/ Michael C. Lee	Director	October 2, 2008
Michael C. Lee

/s/ Yichin Lee	Director	October 2, 2008
Yichin Lee

/s/ Ching Rong Shue	Director	October 2, 2008
Ching Rong Shue

/s/ David Sun	Director	October 2, 2008
David Sun

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

     Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Asia Pacific Wire & Cable Corporation Limited, has signed this Post‑Effective Amendment No. 9 to the registration statement in Newark, Delaware on May 22, 2012.

Authorized U.S. Representative
By:	/s/ Donald Puglisi
	Name:	Donald J. Puglisi
	Title:	Puglisi & Associates, Managing Director

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